(B)(4)
GOLDMAN SACHS TRUST
AMENDMENT NO. 3 TO AMENDED AND RESTATED BY-LAWS
     This AMENDMENT NO. 3 to the Amended and Restated By-Laws (the “By-Laws”) as amended, dated the 30th day of October, 2002 of Goldman Sachs Trust (the “Trust”) is made by the Trustees named below as of February 10, 2011:
     WHEREAS, Article X of the By-Laws permits the Trustees to amend the By-Laws; and
     WHEREAS, the Trustees wish to amend the By-Laws to modify the notice requirements with respect to meetings of the Trustees and to remove the section related to quorum requirements and the manner of acting by the Trustees, which is adequately addressed in the Trust’s Declaration of Trust, as amended;
     NOW, THEREFORE, in consideration of the foregoing premise and the agreements contained herein, the undersigned, being all of the Trustees of the Trust and acting in accordance with Article X of the By-Laws, hereby amend the By-Laws as follows:
RESOLVED, that Article IV, Section 1 of the Trust’s By-Laws be amended and restated in its entirety as set forth below:
Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees, other than regular or stated meetings, shall be held whenever called by the President, the Chairman or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and, except as otherwise provided in this section 1, shall be given by telephone, cable, wireless, facsimile, e-mail or other electronic mechanism to each Trustee at his business address (or such other location designated by the Trustee to an officer of the Trust), or personally delivered to him at least one day before the meeting. Notwithstanding the foregoing, notice may be given by any such electronic mechanism or by personal delivery at any time before the meeting, provided that (a) the Trustee or officer calling the meeting shall have made a good faith determination that the subject of the meeting is sufficiently urgent to require expedited notice and (b) such determination shall be ratified by the unanimous vote of the Trustees participating in the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. Subject to applicable law, the Trustees may meet as provided in the Declaration (including by means of a telephone or video or internet conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time) and participation by such means (or any other means provided in the Declaration) shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a meeting held by telephone conference (or any other means provided in the Declaration) shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes.
; and be it further
RESOLVED, that Article IV, Section 2 of the Trust’s By-Laws be deleted in its entirety; and be it further
RESOLVED, that Article IV, Section 3 of the Trust’s By-Laws be renumbered Section 2.

/s/ Ashok N. Bakhru Ashok N. Bakhru
as Trustee and not individually

/s/ John P. Coblentz, Jr.

John P. Coblentz, Jr.
as Trustee and not individually

/s/ Joseph P. LoRusso

Joseph P. LoRusso
as Trustee and not individually

/s/ Jessica Palmer

Jessica Palmer
as Trustee and not individually

/s/ Richard P. Strubel Richard P. Strubel
as Trustee and not individually

/s/ Donald C. Burke Donald C. Burke
as Trustee and not individually

/s/ Diana M. Daniels

Diana M. Daniels
as Trustee and not individually

/s/ James A. McNamara

James A. McNamara
as Trustee and not individually

/s/ Alan A. Shuch

Alan A. Shuch
as Trustee and not individually